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                                                                      EXHIBIT 16

                           [LOGO OF ARTHUR ANDERSON]




Office of the Chief Accountant                          Arthur Anderson LLP
Securities and Exchange Commission                      Suite 2100
450 Fifth Street, N.W.                                  200 South Orange Avenue
Washington, D.C. 20549                                  Orlando FL 32801-3475
                                                        Tel 407 8414601

July 13, 2001


Dear Sir/Madam,

We have read the paragraphs of Item 4 included in the Form 8-K dated July 13, 2001 of Compass Knowledge Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSON LLP


By /s/ Verne Bragg
   ------------------
   Verne E. Bragg

NEF
SEC.doc
Copy to: Mr. Anthony Ruben, Chief Financial Officer, Compass Knowledge Holdings, Inc.